Exhibit 21
Subsidiaries of Air Products and Chemicals, Inc.
The following is a list of the Company’s consolidating subsidiaries, as of 30 September 2007, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. This list does not include equity affiliate investments and cost investments.
UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.
Registrant — Air Products and Chemicals, Inc.
AHS Seating and Mobility Georgia, Inc.
APMTG Helium LLC
Air Products HyCal Company, L.P. (California)
Air Products Seating and Mobility, Inc.
Air Products Didcot LLC
Air Products (Rozenburg), Inc.
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics, LLC
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products LLC
Air Products Manufacturing Corporation
Air Products of Puerto Rico, Inc.
Air Products Performance Manufacturing, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers L.P.
Air Products Powders, Inc.
Air Products Trinidad Services, Inc.
Air Products Healthcare Southeast, Inc.
American Homecare Supply IV Georgia, Inc.
American Homecare Supply Mid-Atlantic, LLC
American Homecare Supply New York, LLC
American Homecare Supply West Virginia, Inc.
American Homecare Supply, LLC
AmHealth Group, Inc.
APCI Ref-Fuel Company, Inc.
APCI (U.K.), Inc.
APNP 1 L.L.C.
C.O.P.D. Services, Inc.
Collins I.V. Care, Inc.
Denmark’s, Inc.
Ducolake, Inc.
DependiCare Home Health, Inc.
Electron Transfer Technologies, Inc.
Genox Homecare, Inc.
i.e. Med Systems, Inc.
Laurel Mountain Medical Supply, Inc.
Lakeway Medical Rentals, Inc.
Middletown Oxygen Company, Inc.
Mosso’s Medical Supply Company, Inc.
Nightingale Medical of Indiana, LLC
Olin — DNT Limited Partnership
Permea, Inc.
Prodair Corporation
Pure Air Holdings Corp.

Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
SCWC Corp.
Stockton CoGen (I), Inc.
Tomah Products, Inc.
Tomah Reserve, Inc.
Ultra Care, Inc.
ARGENTINA
Terapias Medicas Domiciliarias, S.A.
AUSTRIA
Air Products Gesellschaft mbH
BELGIUM
Air Products S.A.
Air Products Management S.A.
Medigaz, S.A.
BERMUDA
Asia Industrial Gas Company Ltd.
BRAZIL
Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)
CANADA
Air Products Canada Ltd./Prodair Canada Ltee
CHINA
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Fujian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals Jiuce (Fuzhou) Co., Ltd.
Air Products and Chemicals (Kunshan) Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Ningbo) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.
Air Products (Nanjing) Co., Ltd.
Air Products (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Permea China, Ltd.

CZECH REPUBLIC
Air Products spol s.r.o.
FRANCE
Air Products Medical S.a.r.l.
Air Products SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Henno Oxygene S.A.S.
Hold’Air SAS
Lida SAS
Domisante SAS
Union Mobiliere Industrielle S.A.R.L.
GERMANY
Air Products GmbH
Air Products Medical GmbH
Air Products Polymers GmbH & Co KG
Air Products Polymers Verwaltungs GmbH
Air Products Powders GmbH
INDONESIA
PT Air Products Indonesia
IRELAND
Air Products Ireland Limited
Air Products Medical Ireland Limited
ISRAEL
Prodair Israel Limited
ITALY
Air Products Italia S.r.l.
JAPAN
Air Products Japan, Inc.
KOREA
Air Products Korea Inc.
Air Products Korea Electronics, Inc.
Air Products ACT Korea Limited
Air Products HYT Inc.
Shinil Cryogenic Materials, Ltd.
MALAYSIA
Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.
THE NETHERLANDS
Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Utilities B.V.
Air Products Polymers B.V.

NORWAY
Air Products A/S
PERU
Air Products Peru S.A.C.
POLAND
Air Products Sp. z.o.o.
Air Products Gazy Sp. z o.o.
Air Products Polska Sp. z o.o.
Roboprojekt Sp. z.o.o
PORTUGAL
Gases Industriais, S.A.R.L.
ROMANIA
Air Products Hidrogen S.R.L.
RUSSIA
Air Products O.O.O.
SINGAPORE
Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Pte. Ltd.
SLOVAKIA
Air Products Slovakia s.r.o.
SPAIN
Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Services Europe, S.A.
Air Products Sud Europa, S.L.
Air Products Ventas y Servicios, S.A.
Altanova Residencial, S.L.
Broadnet Business, S.A.
Fir-Salus, s.a.
Gases Medicinales e Industriales, S.A
Matgas 2000 A.I.E.
Oxigeno y Carbogenos, S.A.
Oxigenol, S.A.
Oximeca, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
SWITZERLAND
Air Products Switzerland Sàrl
TAIWAN
Airpro Gases Co., Ltd.
Air Products San Fu Co., Ltd.
Air Products Electronics Taiwan Limited
Air Products Taiwan Co., Ltd.
Air Products Taiwan Holdings, LLC
THAILAND
Air Products Asia (Technology Center) Ltd.
TRINIDAD AND TOBAGO
Air Products Unlimited

UNITED ARAB EMIRATES
Air Products Middle East FZE
UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products (GB) Limited
Air Products Group Limited
Air Products PLC
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Anchor Chemical International Limited
Ancomer Limited
Cryomed Limited
Prodair Services Limited
Air Products (Chemicals) Teesside Limited
VENEZUELA
Air Products S.A.

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